Exhibit 99.1

CarParts.com Announces $75 Million Credit Facility

The agreement also allows for an expansion of $75 million for total capacity of $150 million

TORRANCE, Calif. – June 21, 2022 – CarParts.com, Inc. (NASDAQ: PRTS), one of the leading e-commerce providers of automotive parts and accessories, today announced it has entered into an amended and restated facility in place of their prior credit facility. This agreement provides for a renewed five-year asset-based revolving credit facility ("ABL") with JPMorgan Chase Bank, N.A. as administrative agent, sole lead arranger and as a lender.

According to Ryan Lockwood, CarParts.com’s Chief Financial Officer, “Our multi-year asset-based facility provides ample near-term liquidity and financial flexibility to support the continued execution of our company's strategic plans. We thank our partners at JPMorgan Chase for their continued support and confidence in CarParts.com.”

The credit facility includes an increased aggregate lender commitment of up to $75 million, subject to borrowing base availability based on specified advance rates, eligibility criteria and customary reserves. Further, it allows for an uncommitted ability to increase the ABL by an additional $75 million for a total potential capacity of $150 million, subject to certain terms and conditions. The credit facility is currently undrawn.

CarParts.com recently announced its ninth consecutive quarter of year-over-year sales growth with record first quarter 2022 revenue of $166 million, up 80% on a two-year stack.

“This credit facility gives us a non-dilutive source of capital that will allow us to focus on financially disciplined growth and we are optimistic about our ability to succeed regardless of the economic environment,” added David Meniane, Chief Executive Officer. “We strive to be good stewards of shareholder capital and do not take our duties lightly.”

About CarParts.com, Inc.

With over 25 years of experience, and more than 50 million parts delivered, we’ve streamlined our website and sourcing network to better serve the way drivers get the parts they need. Utilizing the latest technologies and design principles, we’ve created an easy-to-use, mobile-friendly shopping experience that, alongside our own nationwide distribution network, cuts out the brick-and-mortar supply chain costs and provides quality parts at a budget-friendly price.

CarParts.com is headquartered in Torrance, California.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our liquidity and execution of our strategic plans, our potential growth. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.carparts.com/investor and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Investor Relations:

Ryan Lockwood, CFA
IR@carparts.com